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                       -----------------------------------

                                      LEASE

                          DATED AS OF FEBRUARY 1, 2001

                       -----------------------------------


                                     BETWEEN


           UNIFIED GOVERNMENT OF WYANDOTTE COUNTY/KANSAS CITY, KANSAS,

                                  AS THE ISSUER


                                       AND


                           KANSAS EPA LABORATORY, LLC,

                                  AS THE TENANT

                                   $22,075,000
                        TAXABLE INDUSTRIAL REVENUE BONDS
                            (EPA LABORATORY PROJECT)
                                   SERIES 2001


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

                                      LEASE

                                TABLE OF CONTENTS

                                                                            PAGE

                Parties......................................................  1
                Recitals.....................................................  1

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1.    Definitions..................................................  1

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

Section 2.1.    Representations of the Tenant................................  1
Section 2.2.    Representations of the Issuer................................  2

                                   ARTICLE III
                              LEASE OF THE PROJECT

Section 3.1.    Granting of Leasehold Estate.................................  2
Section 3.2.    Possession...................................................  2
Section 3.3.    Access to the Project........................................  3
Section 3.4.    Granting of Easements........................................  3

                                   ARTICLE IV
           ISSUANCE OF BONDS; PURCHASE AND CONSTRUCTION OF THE PROJECT

Section 4.1.    Issuance of Series 2001 Bonds; Additional Bonds..............  3
Section 4.2.    Initial Acquisition of Land and Improvements from Tenant.....  3
Section 4.3.    Acquisition, Purchase, Construction and Installation
                of the Project...............................................  3
Section 4.4.    Project Contracts; Project Documents.........................  3
Section 4.5.    Payment of Project Costs for Buildings, Structures,
                Facilities, Additions and Improvements.......................  4
Section 4.6.    Payment of Project Costs for Machinery, Equipment and
                Personal Property............................................  5
Section 4.7.    Completion of Project........................................  5
Section 4.8.    Deficiency of Project Fund...................................  5
Section 4.9.    Surplus in Project Fund......................................  5
Section 4.10.   Right of Entry by the Issuer.................................  5
Section 4.11.   Machinery, Equipment or Personal Property Purchased
                by the Tenant................................................  5
Section 4.12.   Project is Property of the Issuer............................  5
Section 4.13.   Kansas Retailers' Sales Tax..................................  5
Section 4.14.   No Warranty by the Issuer....................................  6
Section 4.15.   Enforcement of Contracts and Surety Bonds....................  6


                                      (i)

                                    ARTICLE V
                                 RENTAL PAYMENTS

Section 5.1.    Basic Rent...................................................  6
Section 5.2.    Acquisition of Bonds by the Tenant...........................  6
Section 5.3.    Additional Rent..............................................  6
Section 5.4.    Prepayment of Basic Rent.....................................  7
Section 5.5.    Rent Payable Without Abatement or Setoff.....................  7
Section 5.6.    Deposit and Application of Rent by Trustee...................  7
Section 5.7.    Net Lease....................................................  7

                                   ARTICLE VI
                                    INSURANCE

Section 6.1.    Insurance as a Condition to Disbursement.....................  7
Section 6.2.    Insurance After Completion...................................  8
Section 6.3.    General Insurance Provisions.................................  8
Section 6.4.    Title Insurance..............................................  8

                                   ARTICLE VII
                                   IMPOSITIONS

Section 7.1.    Impositions..................................................  8
Section 7.2.    Receipted Statements.........................................  8
Section 7.3.    The Issuer May Not Sell Its Ownership Interest...............  8
Section 7.4.    Contest of Impositions.......................................  9

                                  ARTICLE VIII
                       USE AND MAINTENANCE OF THE PROJECT

Section 8.1.    Use of Project...............................................  9
Section 8.2.    Repairs and Maintenance......................................  9
Section 8.3.    Environmental Matters........................................  9
Section 8.4.    Utilities....................................................  9
Section 8.5.    Liability of Tenant..........................................  9

                                   ARTICLE IX
                             SUBLEASE AND ASSIGNMENT

Section 9.1.    Sublease by the Tenant.......................................  9
Section 9.2.    Assignment of Lease.......................................... 10

                                    ARTICLE X
                              ADDITIONAL COVENANTS

Section 10.1.   Surrender of Possession...................................... 10
Section 10.2.   Indemnification by the Tenant................................ 10
Section 10.3.   Continuing Disclosure........................................ 10
Section 10.4.   Financial Statements and Annual Budget....................... 10
Section 10.5.   Investment Tax Credit; Depreciation.......................... 11
Section 10.6.   Security Interests........................................... 11
Section 10.7.   Additional Covenants of the Tenant........................... 11
Section 10.8.   Additional Covenants of the Issuer........................... 11

                                   ARTICLE XI
         REMOVAL OF MACHINERY AND EQUIPMENT; IMPROVEMENTS TO THE PROJECT

Section 11.1.   Removal, Disposition and Substitution of Machinery
                and Equipment................................................ 12
Section 11.2.   Additions, Improvements, Modifications and Alterations
                to the Project............................................... 12
Section 11.3.   Additional Improvements on the Land.......................... 12
Section 11.4.   Permits and Authorizations................................... 13
Section 11.5.   Mechanics' Liens............................................. 13


                                      (ii)

                                   ARTICLE XII
                              OPTION TO EXTEND TERM

Section 12.1.   Option to Extend Term........................................ 13

                                  ARTICLE XIII
                           OPTION TO PURCHASE PROJECT

Section 13.1.   Option to Purchase Project................................... 13
Section 13.2.   Quality of Title............................................. 13
Section 13.3.   Purchase Price............................................... 14
Section 13.4.   Closing of Purchase.......................................... 14
Section 13.5.   Effect of Failure to Complete Purchase....................... 14
Section 13.6.   Application of Condemnation Awards if the Tenant
                Purchases Project............................................ 14
Section 13.7.   Obligation to Purchase Project............................... 14

                                   ARTICLE XIV
                 OPTION TO PURCHASE UNIMPROVED PORTIONS OF LAND

Section 14.1.   Option to Purchase Unimproved Portions of Land............... 14
Section 14.2.   Quality of Title............................................. 15
Section 14.3.   Purchase Price............................................... 15
Section 14.4.   Closing of Purchase.......................................... 15
Section 14.5.   Effect of Purchase on Lease.................................. 15
Section 14.6.   Effect of Failure to Complete Purchase....................... 15

                                   ARTICLE XV
                      DAMAGE, DESTRUCTION AND CONDEMNATION

Section 15.1.   Damage and Destruction....................................... 15
Section 15.2.   Condemnation................................................. 16

                                   ARTICLE XVI
                TERMINATION BY REASON OF CHANGE OF CIRCUMSTANCES

Section 16.1.   Termination by Reason of Change of Circumstances............. 16

                                  ARTICLE XVII
                               REMEDIES ON DEFAULT

Section 17.1.   Remedies on Default.......................................... 16
Section 17.2.   Survival of Obligations...................................... 17
Section 17.3.   Performance of the Tenant's Obligations by the Issuer........ 17

                                  ARTICLE XVIII
                            MISCELLANEOUS PROVISIONS

Section 18.1.   Rights and Remedies.......................................... 17
Section 18.2.   Waiver of Breach............................................. 17
Section 18.3.   The Issuer Shall Not Unreasonably Withhold Consents
                and Approvals................................................ 17
Section 18.4.   Amendments................................................... 18
Section 18.5.   Notices...................................................... 18
Section 18.6.   Construction and Enforcement................................. 18
Section 18.7.   Severability................................................. 18
Section 18.8.   Successors and Assigns....................................... 18
Section 18.9.   Headings..................................................... 18
Section 18.10.  Counterparts................................................. 18
Section 18.11.  Governing Law................................................ 18

                Signatures...................................................S-1
                Acknowledgments..............................................S-1

                Appendix A - Form of Certificate for Payment of Project Costs
                Schedule I - Property Subject to Lease


                                     (iii)

                                      LEASE

      THIS LEASE, made and entered into as of February 1, 2001, by and between the UNIFIED GOVERNMENT OF WYANDOTTE COUNTY/KANSAS CITY, KANSAS, a municipal corporation and political subdivision of the State of Kansas, as Issuer, and KANSAS EPA LABORATORY, LLC, a Missouri limited liability company, as Tenant.

      WITNESSETH:

      WHEREAS, the Issuer is a municipal corporation and political subdivision duly organized and existing under the laws of the State, with full lawful power and authority to enter into this Lease by and through its governing body; and

      WHEREAS, the Issuer, in furtherance of the purposes and pursuant to the provisions of the Act, and in order to promote, stimulate and develop the general economic welfare and prosperity of the Issuer and the State, has proposed and does hereby propose that it shall:

            (a) construct the Project;

            (b) lease the Project to the Tenant for the rentals and upon the terms and conditions hereinafter set forth; and

            (c) issue, for the purpose of paying the costs of the Project, the Bonds under and pursuant to and subject to the provisions of the Act and the Indenture, said Indenture being incorporated herein by reference and authorized by an ordinance of the governing body of the Issuer; and

      WHEREAS, the Tenant, pursuant to the foregoing proposals of the Issuer, desires to lease the Project from the Issuer for the rentals and upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the Issuer and the Tenant do hereby covenant and agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      SECTION 1.1. DEFINITIONS. In addition to the words, terms and phrases elsewhere defined in this Lease, capitalized words, terms and phrases as used herein shall have the meanings given to such words, terms and phrases in SECTION 101 of the Indenture (which definitions are hereby incorporated by reference), unless the context or use indicates another or different meaning or intent.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      SECTION 2.1. REPRESENTATIONS OF THE TENANT. The Tenant hereby represents and warrants to the Issuer as follows:

            (a) The Tenant (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Missouri, and is qualified to transact business under the laws of the State, (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated by this Lease and (iii) has the full legal right, power and authority to execute and deliver this Lease and to perform all the undertakings of the Tenant thereunder.

            (b) The execution, delivery and performance of this Lease by the Tenant, the consummation of the transactions contemplated hereby, and the fulfillment of the terms and conditions hereof do not and will not conflict with or result in a breach of any of the terms or conditions of its Articles of Organization or Operating Agreement or any restriction, agreement or instrument to which the Tenant is now a party or by which it is bound or to which any property of the Tenant is subject, and do not and will not constitute a default under any of the foregoing, or to the best of the Tenant's knowledge, cause the Tenant to be in violation of any law, ordinance, decision, order, decree, rule or regulation of any court or governmental authority having jurisdiction over the Tenant or its properties, including the Project, and do not and will not result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the property or assets of the Tenant contrary to the terms of any instrument or agreement to which the Tenant is a party or by which it is bound.

            (c) There are no actions, suits, proceedings, inquiries or investigations at law or in equity pending or, to the knowledge of the Tenant, threatened against the Tenant or any of its members or any property of the Tenant or any of its members in any court or before any federal, state, municipal or other governmental agency, which, if decided adversely to the Tenant or any of its members, would have a material adverse effect upon the Tenant or any of its members or upon the business or properties of the Tenant or any of its members or upon their power, authority and right to enter into this Lease. Neither the Tenant nor any of its members is in default with respect to any order of any court or governmental agency.

            (d) The operation of the Project in the manner presently contemplated and as described herein will not conflict in any material respect with any existing zoning, water or air pollution or other ordinance, order, law or regulations applicable thereto. To the best of the Tenant's knowledge the Project has been designed in accordance with all applicable federal, state and local laws, ordinances, rules and regulations relating to zoning, building, safety and environmental quality. All necessary permits, licenses, consents and permissions with respect to the Project have been obtained as of the date of execution of this Lease to the extent that the same are obtainable as of such date.

            (e) Neither the Tenant nor any of its members (i) is in default in the payment of the principal of or interest on any indebtedness for borrowed money or (ii) is in default under any instrument or agreement under and subject to which any indebtedness for borrowed money has been issued.

            (f) The Tenant has filed all federal and state income tax returns which, to the knowledge of the Tenant, are required to be filed and has paid all taxes shown on said returns and all assessments and governmental charges received by it to the extent that they have become due.

            (g) To the best of the Tenant's knowledge, no member of the governing body of the Issuer or any other officer of the Issuer has any significant or conflicting interest, financial, employment or otherwise, in the Tenant, the Project or in the transactions contemplated hereby.

      SECTION 2.2. REPRESENTATIONS OF THE ISSUER. The Issuer hereby represents and warrants to the Tenant as follows:

            (a) The Issuer is a municipal corporation and political subdivision duly organized and existing under the Constitution and laws of the State.

            (b) Under the provisions of the Act, the Issuer has the power to enter into and perform the transactions contemplated by this Lease and the Indenture and to carry out its obligations hereunder and thereunder. By proper action of its governing body, the Issuer has duly authorized the execution and delivery of this Lease and the Indenture and the issuance, execution and delivery of the Bonds.

            (c) The  execution,  delivery and  performance of this Lease and the
      Indenture by the Issuer, the consummation of the transactions contemplated hereby, and the fulfillment of the terms and conditions hereof do not and will not conflict with or result in a breach of any of the terms or conditions of any restriction, agreement or instrument to which the Issuer is now a party or by which it is bound or to which any property of the Issuer is subject, and do not and will not constitute a default under any of the foregoing, or to the best of the Issuer's knowledge, cause the Issuer to be in violation of any law, ordinance, decision, order, decree, rule or regulation of any court or governmental authority having jurisdiction over the Issuer or its properties, including the Project, and do not and will not result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the property or assets of the Issuer contrary to the terms of any instrument or agreement to which the Issuer is a party or by which it is bound.

            (d) The Issuer has not, in whole or in part, assigned, leased, hypothecated or otherwise created any other interest in, or disposed of, or caused or permitted any lien, claim or encumbrance to be placed against, the Project, except for this Lease, the Sublease and the pledge of the Project pursuant to the Indenture.

            (e) The Issuer has  obtained  the consent to and/or  approval of the issuance of the Bonds by each municipal corporation or political subdivision the consent or approval of which is required by the provisions of the Act.

            (f) To the best of the Issuer's knowledge, no member of the governing body of the Issuer or any other officer of the Issuer has any significant or conflicting interest, financial, employment or otherwise, in the Tenant, the Project or in the transactions contemplated hereby.

                                  ARTICLE III

                              LEASE OF THE PROJECT

      SECTION 3.1. GRANTING OF LEASEHOLD ESTATE. The Issuer hereby rents, leases and lets to the Tenant, and the Tenant hereby rents, leases and hires from Issuer, the Project, subject to Permitted Encumbrances, for the rentals and upon and subject to the terms and conditions contained herein, for the Basic Term. The Tenant agrees that it will not create or allow to be created any Encumbrance upon the Project other than Permitted Encumbrances

      SECTION 3.2. POSSESSION. The Issuer covenants and agrees that as long as the Tenant shall not be in default hereunder, the Tenant shall have sole and exclusive possession of the Project (subject to the Issuer's right of access pursuant to SECTION 3.3 hereof and subject to the Sublease pursuant to SECTION
9.1 hereof) and shall and may peaceably and quietly have, hold and enjoy the Project during the Term. The Issuer covenants and agrees that it will not take any action, other than pursuant to ARTICLE XVII hereof, to prevent the Tenant from having quiet and peaceable possession and enjoyment of the Project during the Term and will, at the request and expense of the Tenant, cooperate with the Tenant in order that the Tenant may have quiet and peaceable possession and enjoyment of the Project and will defend the Tenant's enjoyment and possession thereof against all parties.

      SECTION 3.3. ACCESS TO THE PROJECT. The Issuer, for itself and its duly authorized representatives and agents, including the Trustee, reserves the right to enter the Project at all reasonable times during usual business hours throughout the Term for the purpose of (a) examining and inspecting the same,
(b) performing such work made necessary by reason of the Tenant's default under any of the provisions of this Lease, and (c) while a Lease Event of Default is continuing hereunder, for the purpose of exhibiting the Project to prospective purchasers, lessees or mortgagees. The Issuer may, during the progress of said work mentioned in (b) above, keep and store on the Project all necessary materials, supplies and equipment and shall not be liable for necessary inconvenience, annoyances, disturbances, loss of business or other damage suffered by reason of the performance of any such work or the storage of such materials, supplies and equipment.

      SECTION 3.4. GRANTING OF EASEMENTS. If no Lease Event of Default under this Lease shall have occurred and be continuing, the Tenant may, at any time or times, (a) grant easements, licenses and other rights or privileges in the nature of easements with respect to any property included in the Project, free from any rights of the Issuer or the Owners, or (b) release existing easements, licenses, rights-of-way and other rights or privileges, all with or without consideration and upon such terms and conditions as the Tenant shall determine, and the Issuer agrees, to the extent that it may legally do so, that it will execute and deliver any instrument necessary or appropriate to confirm and grant or release any such easement, license, right-of-way or other right or privilege or any such agreement or other arrangement, upon receipt by the Issuer of: (i) a copy of the instrument of grant or release or of the agreement or other arrangement, (ii) a written application signed by the Authorized Tenant Representative requesting such instrument, and (iii) a certificate executed by the Tenant stating that (A) such grant or release is not detrimental to the proper conduct of the business of the Tenant, and (B) such grant or release will not impair the effective use or interfere with the efficient and economical operation of the Project and will not materially adversely affect the security of the Owners. If the instrument of grant shall so provide, any such easement or right and the rights of such other parties thereunder shall be superior to the rights of the Issuer and the Owners and shall not be affected by any termination of this Lease or default on the part of the Tenant hereunder. If no Lease Event of Default shall have happened and be continuing, any payments or other consideration received by the Tenant for any such grant or with respect to or under any such agreement or other arrangement shall be and remain the property of the Tenant, but, in the event of the termination of this Lease because of Default of the Tenant, all rights then existing of the Tenant with respect to or under such grant shall inure to the benefit of and be exercisable by the Issuer.

                                   ARTICLE IV

           ISSUANCE OF BONDS; PURCHASE AND CONSTRUCTION OF THE PROJECT

      SECTION 4.1. ISSUANCE OF SERIES 2001 BONDS; ADDITIONAL BONDS.

      (a) In order to provide funds for the payment of the Project Costs and Costs of Issuance, the Issuer agrees that it will issue and sell the Series 2001 Bonds and cause the Series 2001 Bonds to be delivered to the Series 2001
Placement Agent as provided in the Indenture. The proceeds of the sale of the Series 2001 Bonds shall be paid over to the Trustee for the account of the Issuer. The Trustee shall promptly deposit the proceeds of the sale of the Bonds into the funds and accounts provided in the Indenture, to be used and applied as provided in the Indenture.

      (b) The Issuer may in its discretion authorize the issuance of Additional Bonds from time to time upon the terms and conditions and for the purposes provided in SECTION 209 of the Indenture. If the Tenant is not in default hereunder, the Issuer will, at the request of the Tenant, from time to time, use its best efforts to issue the amount of Additional Bonds specified by the Tenant; provided, however, that the terms and provisions of such Additional Bonds, the purchase price to be paid therefor and the manner in which the proceeds therefrom are to be disbursed shall have been approved in writing by the Tenant; and provided further that the Tenant and the Issuer shall, if necessary, have entered into an amendment to this Lease to provide for additional Rental Payments in an amount at least sufficient to pay the principal of, premium, if any, and interest on the Additional Bonds when due. The terms and provisions of any Additional Bonds shall be set forth in the Supplemental Indenture authorizing such Additional Bonds.

      SECTION 4.2. INITIAL ACQUISITION OF LAND AND IMPROVEMENTS FROM TENANT. The Tenant shall prior to or concurrently with the issuance of the Bonds, convey or cause to be conveyed to the Issuer the Land and such of the Improvements as are then completed, installed or in progress. Concurrently with such conveyance, the Tenant shall deliver a deed and any other necessary instruments of transfer to the Issuer and make provisions for the discharge of any liens or encumbrances incurred by it in connection with the construction, installation or development of the Project.

      SECTION 4.3. ACQUISITION, PURCHASE, CONSTRUCTION AND INSTALLATION OF THE PROJECT. The Issuer and the Tenant agree that the Issuer will, but solely from the moneys in the Project Fund and the accounts contained therein, and the Tenant will, as the agent of the Issuer, acquire, purchase, construct and install the Project in accordance with the Plans and Specifications. The Tenant may make minor changes in and to the Plans and Specifications, but major changes shall only be made with the prior written approval of the Trustee. The Tenant agrees that it will use its best efforts to cause the acquisition, purchase, construction and installation of the Project to be completed as soon as practicable with all reasonable dispatch.

      SECTION 4.4. PROJECT CONTRACTS; PROJECT DOCUMENTS.

      (a) It is recognized by the parties hereto that prior to the execution hereof the Tenant has entered into a contract or contracts with respect to the acquisition and/or construction of the Improvements (the "PROJECT CONTRACTS"). Prior to the execution hereof, certain work has been or may have been performed on the Project pursuant to said Project Contracts or otherwise. The Tenant hereby conveys, transfers and assigns to the Issuer all of the Tenant's interest in the Project Contracts and the Issuer hereby designates the Tenant as the Issuer's agent for the purpose of executing and performing the Project Contracts. After the execution hereof, the Tenant shall cause the Project Contracts to be fully performed by the contractor(s) thereunder in accordance with the terms thereof, and the Tenant covenants to cause the Improvements to be acquired, constructed and/or completed in accordance with the Project Contracts. The Tenant warrants that the construction and/or acquisition of the Improvements in accordance with said Project Contracts will result in the Project being suitable for use by the Tenant for its purposes. Any and all amounts received by the Issuer, the Trustee or the Tenant from any of the contractors or other suppliers by way of breach of contract, refunds or adjustments shall become a part of and be deposited in the Project Fund or the accounts contained therein.

      (b) The Tenant, at its own cost and expense, will deliver to the Trustee copies of the following documents (which shall be collectively referred to herein as the "PROJECT DOCUMENTS") concurrently with the initial issuance and delivery of the Series 2001 Bonds or at such time as such documents become available and in any event by such time as work is commenced on the portion of the Project to which they relate:

            (i) Plans and Specifications. All Plans and Specifications.

            (ii) Construction Contracts. The guaranteed maximum price general contractor's contract for the Project.

            (iii) Performance and Payment Bonds. Performance and payment bonds in amounts equal to one-hundred percent of the Project Costs insuring the Tenant, the Issuer and the Trustee, as their respective interests may appear against all delays in completion of all construction contracts, against failure timely to complete the Project in accordance with the Plans and Specifications, and against claims for payment to cover labor and material used or reasonably required for use in the performance of the construction contracts.

            (iv) Title Insurance. A standard ALTA leasehold policy or policies of title insurance, or a commitment therefor, showing the Trustee as the insured party, with respect to the Project, together with an endorsement equivalent to ALTA 9 and an appropriate ALTA zoning endorsement, in an aggregate amount not less than the principal amount of the Series 2001 Bonds, which policy or policies shall insure that the Tenant holds good and marketable leasehold title to the Project, subject only to Permitted Encumbrances.

            (v) Survey. Survey of the Land, prepared by a surveyor licensed in the State of Missouri in accordance with the standard detail requirements for land title surveys adopted by ALTA and ACSM, as revised and in effect on the date of such survey, and certified to the Trustee not more than 90 days prior to the date of original issuance of the Series 2001 Bonds, indicating location of any existing facilities on the real property, or such surveys to be in such other form as may be acceptable to the Trustee.

            (vi) Environmental Audit. A phase I and phase II environmental audit of the Project.

            (vii)   Insurance.   Certificate(s)   of   insurance   demonstrating
      compliance with the provisions of ARTICLE VI hereof.

            (viii) Assignment of Construction Documents and General Contractor Consent. An assignment of the construction documents from the Tenant to the Trustee and a consent to such assignment from the general contractor employed for the Project and the agreement of such general contractor, to the effect that upon a Lease Event of Default by the Tenant under this Lease, said general contractor will, at the request of the Trustee, continue performance under its contract with the Tenant in accordance with the terms thereof, provided it is reimbursed in accordance with said contract for all services, work, labor and materials rendered under such contract.

            (ix) Assignment of Architectural and Engineering Documents and Architect Consent. An assignment of the architectural and engineering documents from the Tenant to the Trustee and a consent to such assignment from the architect employed for the Project and the agreement of the architect, to the effect that upon a Lease Event of Default by the Tenant under this Lease, said architect will, at the request of the Trustee, continue performance under its contract with the Tenant in accordance with the terms thereof, provided it is reimbursed in accordance with said contract for all services rendered under such contract.

            (x) Sublease. A fully-executed copy of the Sublease for the Project.

      The Tenant covenants and agrees to obtain and thereafter promptly to deliver to the Trustee all remaining construction contracts, purchase orders, approvals, licenses and permits required or necessary for the Project.

      SECTION 4.5 PAYMENT OF PROJECT COSTS FOR BUILDINGS, STRUCTURES, FACILITIES, ADDITIONS AND IMPROVEMENTS. The Issuer hereby agrees to pay for the construction and installation of the buildings, structures, facilities, additions and improvements constituting a part of the Improvements, but solely from the Project Fund and the accounts contained therein, and hereby authorizes and directs the Trustee to pay for the same, but solely from the Project Fund and the accounts contained therein, from time to time, upon receipt by the Trustee of a certificate signed by the Authorized Tenant Representative and Koll Construction, L.P. and approved by the Project Consultant in the form set forth by APPENDIX A hereto which is incorporated herein by reference. The sole obligation of the Issuer under this section shall be to cause the Trustee to make such disbursements upon receipt of such certificates. The Tenant agrees that the maximum amount of funds to be disbursed from the Project Fund for Cost of Issuance is $155,556.09 and the maximum amount for non-construction contract Project Costs disbursements from the Project Fund is $1,156,812.50. Any Costs of Issuance or non-construction contract project costs disbursement requests shall be made on the form set forth in APPENDIX A signed by the Authorized Tenant Representative, but shall not require signatures from Koll Construction, L.P. or the Project Consultant. The Trustee may rely fully on any such directions and shall not be required to make any investigation in connection therewith, except that the Trustee shall investigate requests for reimbursements made directly to the Tenant and shall require such supporting evidence as would be required by a reasonable and prudent trustee.

      SECTION  4.6.  PAYMENT  OF  PROJECT  COSTS FOR  MACHINERY,  EQUIPMENT  AND
PERSONAL PROPERTY. The Issuer hereby agrees to pay for the purchase and acquisition of any machinery, equipment and personal property constituting a part of the Improvements, but solely from the Project Fund and the accounts contained therein, and hereby authorizes and directs the Trustee to pay for the same, but solely from the Project Fund and the accounts contained therein, from time to time, upon receipt by the Trustee of a certificate signed by the Authorized Tenant Representative and approved by the Project Consultant in the form provided by APPENDIX A hereto which is incorporated herein by reference, which certificate is accompanied by the following specific information:

            (a) name of the seller;

            (b) name of the manufacturer;

            (c) a copy of the seller's invoice, purchase order or other like document evidencing the purchase by the Tenant of such machinery and/or equipment;

            (d) common descriptive name of machinery or equipment;

            (e) manufacturer's or seller's technical description of machinery or equipment;

            (f) capacity or similar designation;

            (g) serial number, if any; and

            (h) model number, if any.

The sole obligation of the Issuer under this Section shall be to cause the Trustee to make such disbursements upon receipt of said certificates and information. The Trustee may rely fully on any such certificate and shall not be required to make any independent investigation in connection therewith, except that the Trustee shall investigate requests for reimbursements made directly to the Tenant and shall require such supporting evidence as would be required by a reasonable and prudent trustee. All machinery, equipment and personal property acquired, in whole or in part, from funds deposited in the Project Fund or any accounts contained therein pursuant to this Section shall be and become a part of the Project.

      SECTION 4.7. COMPLETION OF PROJECT. The Tenant warrants that the Project, when completed, will be necessary or useful in its development for use by the Tenant for its purposes. The Issuer and the Tenant each covenant and agree to proceed diligently to complete the Project on or before the Completion Date. Upon completion of the Project and acceptance of the Project by the Subtenant, the Tenant shall cause the Authorized Tenant Representative to deliver a Certificate of Completion to the Trustee.

      SECTION 4.8. DEFICIENCY OF PROJECT FUND. If the Project Fund and the accounts contained therein shall be insufficient to pay fully all Project Costs and to fully complete the Project, lien free, the Tenant covenants to pay the full amount of any such deficiency by making payments directly to the contractors and to the suppliers of materials, machinery, equipment, property and services as the same shall become due, and the Tenant shall indemnify and hold harmless the Issuer from any obligation to pay such deficiency.

      SECTION 4.9. SURPLUS IN PROJECT FUND. In the event funds are remaining in the Project Fund or any of the accounts contained therein on the date the Certificate of Completion is furnished to Trustee or on the Completion Date, whichever shall first occur, such remaining funds shall be transferred by the Trustee to the applicable account within the Debt Service Fund on the Completion Date and shall be applied in accordance with the provisions of SECTION 504 of the Indenture.

      SECTION 4.10. RIGHT OF ENTRY BY THE ISSUER. The duly authorized agents of the Issuer shall have the right at any reasonable time prior to the completion of the Project to have access to the Project or any parts thereof for the purpose of inspecting and supervising the acquisition, installation or construction thereof.

      SECTION 4.11. MACHINERY, EQUIPMENT OR PERSONAL PROPERTY PURCHASED BY THE TENANT. Any item of machinery, equipment or personal property for which the entire purchase price is paid by the Tenant with the Tenant's own funds, and no part of the purchase price of which is paid from funds deposited in the Project Fund or any of the accounts contained therein pursuant to the terms of this Lease or the Indenture, then such item of machinery, equipment or personal property shall be deemed the property of the Tenant and shall not be deemed a part of the Project.

      SECTION 4.12. PROJECT IS PROPERTY OF THE ISSUER. Except as otherwise specifically provided herein, all buildings, improvements and work constituting a part of the Project, all work and materials on the Project as such work progresses, and the Project as fully completed, anything under this Lease which becomes, is deemed to be, or constitutes a part of the Project, and the Project as repaired, rebuilt, rearranged, restored or replaced by the Tenant under the provisions of this Lease, shall immediately when erected or installed become the absolute property of the Issuer.

      SECTION 4.13. KANSAS RETAILERS' SALES TAX.

      (a) The parties have entered into this Lease in contemplation that, under the existing provisions of K.S.A. 79-3606(d) and other applicable laws, sales of tangible personal property or services purchased in connection with construction of the Project are entitled to exemption from the tax imposed by the Kansas Retailers' Sales Tax Act. The parties agree that the Issuer shall, upon the request of and with the Tenant's assistance, promptly obtain from the State and furnish to the contractors and suppliers an exemption certificate for the construction of the Project. The Tenant covenants that said exemption shall be used only in connection with the purchase of tangible personal property or services becoming a part of the Project.

      (b) The parties further acknowledge that, under the existing provisions of K.S.A. 79-3603(h), a tax may be levied at the currently lawful rate upon the gross receipts derived by the Issuer from the renting or leasing of personal property, if any, purchased from the proceeds of the Bonds. The Tenant agrees to pay, as Additional Rent hereunder, the full amount of any such tax as hereinafter determined. Such payments, if required, shall be made at the same time as the installments of Basic Rent provided for hereby, and shall be made directly to the Issuer, or in such other manner as the Issuer may from time to time direct in writing. It shall be the duty of the Issuer to promptly file any returns and remit any such taxes to the State, or to make suitable provision therefor, in accordance with applicable laws, rulings and regulations. The Issuer's taxable gross receipts shall be determined by multiplying that portion of each installment of Basic Rent which represents the payment of principal of the Bonds by a fraction in which the total proceeds of the Bonds is the denominator, and the amount expended from Bond proceeds for the acquisition of personal property (which amount shall be determined by the Tenant and set forth in a certificate delivered to the Issuer, the Tenant and the Trustee immediately following completion of construction of the Project) is the numerator. The amount of each installment of tax due shall be determined by multiplying the Issuer's taxable gross receipts determined in accordance with the preceding sentence (unless a different determination has been made in a judicial or administrative proceeding as hereinafter provided), by such other tax rate percentage as may from time to time be imposed by applicable law.
Notwithstanding the foregoing provisions, if it shall be determined in any judicial or administrative proceeding that the Issuer's taxable gross receipts are in an amount other than the amount determined by applying the foregoing provisions, the Tenant shall be obligated to pay and hereby agrees to pay the full amount of such tax, based upon such judicially or administratively determined gross receipts, it being the intent of this provision that the Tenant shall pay in full the amount of any such tax, but no more than such amount, which the Issuer is obligated to collect under the present or any future laws of the State.

      SECTION 4.14. NO WARRANTY BY THE ISSUER. The Tenant recognizes that, because the components of the Project have been and are to be designated and selected by it, THE ISSUER HAS NOT MADE AND WILL NOT MAKE AN INSPECTION OF THE PROJECT OR OF ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, AND THE ISSUER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR OTHERWISE, WITH RESPECT TO THE SAME OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, CONDITION OR DURABILITY THEREOF, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY THE TENANT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE PROJECT OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER PATENT OR LATENT, THE ISSUER SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION 4.14 HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES OR REPRESENTATIONS BY THE ISSUER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROJECT OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT.

      SECTION 4.15. ENFORCEMENT OF CONTRACTS AND SURETY BONDS. In the event of a material default of any contractor or subcontractor under any construction contract or any other contract made in connection with the Project, or in the event of a material breach of warranty with respect to any materials, workmanship or performance, the Tenant will promptly proceed, either separately or in conjunction with others, to pursue diligently the remedies of the Tenant against the contractor or subcontractor in default and against any surety on a bond securing the performance of such contract. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing, after deduction of expenses incurred in such recovery and after reimbursement to the Tenant of any amounts theretofore paid by the Tenant and not previously reimbursed to the Tenant for correcting or remedying of the default which gave rise to the proceedings against the contractor, subcontractor or surety, shall be paid into the Project Fund if received before the date of completion of the Project, and otherwise shall be deposited into the Debt Service Fund and applied as provided in SECTION 604 of the Indenture.

                                   ARTICLE V

                                 RENTAL PAYMENTS

      SECTION 5.1. BASIC RENT. The Issuer reserves and the Tenant covenants and agrees to pay to the Trustee during the Basic Term, for the account of the Issuer, for deposit in the Debt Service Fund and the accounts contained therein, on each Basic Rent Payment Date, Basic Rent in immediately available funds.

      SECTION 5.2. ACQUISITION OF BONDS BY THE TENANT. In the event the Tenant acquires any Outstanding Bonds, it may present the same to the Issuer for cancellation, and upon such cancellation, the Tenant's obligation to pay Basic Rent shall be reduced accordingly, but in no event shall the Tenant's obligation to pay Basic Rent be reduced in such a manner that the Trustee shall not have on hand in the Debt Service Fund or the accounts contained therein funds sufficient to pay the maturing principal of, premium, if any, and interest on Outstanding Bonds as and when the same shall become due and payable in accordance with the provisions of the Indenture.

      SECTION 5.3. ADDITIONAL RENT. Within thirty (30) days after receipt of written notice thereof, the Tenant shall pay to the Trustee, for the account of the Issuer, as Additional Rent, the following amounts:

            (a) all reasonable fees, charges and expenses, including agent and counsel fees, of the Trustee and the Paying Agents incurred under this Lease, the Indenture or any other document entered into in connection with the Bonds;

            (b) all reasonable costs incident to the payment of the principal of, premium, if any, and interest on the Bonds as the same becomes due and payable, including all costs and expenses in connection with the call, redemption and payment of all Outstanding Bonds;

            (c) all reasonable fees, charges and expenses, including agent and counsel fees, reasonably incurred in connection with the enforcement of any rights against the Tenant or the Project under this Lease or the Indenture by the Issuer, the Trustee or the Owners, provided, however, the Tenant shall not be obligated to pay for such fees, charges and expenses as may be incurred by the Issuer or the Trustee solely as a result of its own gross negligence or wrongful misconduct;

            (d) an amount sufficient to reimburse the Issuer for all expenses reasonably incurred by the Issuer hereunder and in connection with the performance of its obligations under this Lease or the Indenture; and

            (e) all other payments of whatever nature which the Tenant has agreed to pay or assume under the provisions of this Lease, the Indenture or any other document entered into in connection with the Bonds.

      SECTION 5.4. PREPAYMENT OF BASIC RENT. The Tenant may at any time prepay all or any part of the Basic Rent.

      SECTION 5.5. RENT PAYABLE WITHOUT ABATEMENT OR SETOFF. The Tenant covenants and agrees with and for the express benefit of the Issuer and the Owners that all payments of Basic Rent and Additional Rent shall be made by the Tenant as the same become due, and that the Tenant shall perform all of its obligations, covenants and agreements hereunder without notice or demand and without abatement, deduction, setoff, counterclaim, recoupment or defense or any right of termination or cancellation arising from any circumstance whatsoever, whether now existing or hereafter arising, and irrespective of whether the Improvements shall have been acquired, started or completed, or whether the Issuer's title to the Project or any part thereof is defective or non-existent, and notwithstanding any failure of consideration or commercial frustration of purpose, the eviction or constructive eviction of the Tenant, any Change of Circumstances, any change in the tax or other laws of the United States of America, the State, or any municipal corporation or political subdivision of either, any change in the Issuer's legal organization or status, or any default of the Issuer hereunder, and regardless of the invalidity of any action of the Issuer or any other event or condition whatsoever, and regardless of the invalidity of any portion of this Lease, and the Tenant hereby waives the provisions of any statute or other law now or hereafter in effect contrary to any of its obligations, covenants or agreements under this Lease or which releases or purports to release the Tenant therefrom. Nothing in this Lease shall be construed as a waiver by the Tenant of any rights or claims the Tenant may have against the Issuer under this Lease or otherwise, but any recovery upon such rights and claims shall be had from the Issuer separately, it being the intent of this Lease that the Tenant shall be unconditionally and absolutely obligated to perform fully all of its obligations, agreements and covenants under this Lease (including the obligation to pay Basic Rent and Additional
Rent) for the benefit of the Owners.

      SECTION 5.6. DEPOSIT AND APPLICATION OF RENT BY TRUSTEE. The Trustee shall deposit, use and apply all payments of Basic Rent and Additional Rent in accordance with the provisions of this Lease and the Indenture.

      SECTION 5.7. NET LEASE. The parties hereto agree that (a) this Lease is intended to be a net lease, (b) the payments of Basic Rent and Additional Rent are designed to provide the Issuer and the Trustee with funds adequate in amount to pay all principal of, premium, if any, and interest on the Bonds as the same become due and payable and to pay and discharge all of the other duties and requirements set forth herein, and (c) to the extent that the payments of Basic Rent and Additional Rent are not adequate to provide the Issuer and the Trustee with funds sufficient for the purposes aforesaid, the Tenant shall be obligated to pay, and it does hereby covenant and agree to pay, upon demand therefor, as Additional Rent, such further sums of money as may from time to time be required for such purposes.

                                   ARTICLE VI

                                    INSURANCE

      SECTION 6.1. INSURANCE AS A CONDITION TO DISBURSEMENT. As a condition precedent to disbursement of funds from the Project Fund and the accounts contained therein pursuant to ARTICLE IV hereunder, the following policies of insurance shall be in full force and effect:

            (a) at all times during the Term, the Tenant shall maintain at its sole cost and expense general accident and public liability insurance covering the Tenant's operations in or upon the Project (including coverage for all losses whatsoever arising from the ownership, maintenance, use or operation of any automobile, truck or other vehicle in or upon the Project) under which the Tenant shall be named as the insured and the Issuer and the Trustee shall be additional named insureds, as their interests in the Project shall appear, in an amount not less than the then maximum liability of a governmental entity for claims arising out of a single occurrence as provided by the Kansas Tort Claims Act or other similar future law (currently $500,000 per occurrence), which policy shall provide that such insurance may not be cancelled by the issuer thereof without at least 30 days' advance written notice to the Issuer, the Tenant, and the Trustee, such insurance to be maintained throughout the Term;

            (b) at all times during the term, the Tenant shall maintain at its sole cost and expense, in connection with the Project, the workers' compensation insurance required by the laws of the State; and

            (c) at all times during the Construction Period, the Tenant shall, at its sole cost and expense, maintain or cause the contractor under its construction contract with respect to the Project to maintain, in full force and effect a policy or policies of Builder's Risk-Completed Value Form Insurance insuring the Project against fire, lightning and all other risks covered by the broadest form extended coverage endorsement then and from time to time thereafter in use in the State to the Full Insurable Value of the Project (subject to reasonable loss deductible clauses not to exceed $25,000). Such insurance coverage shall name the Tenant as insured and the Issuer and the Trustee as additional named insureds, as their respective interests appear, and all Net Proceeds received under such policy or policies by the Issuer or the Tenant shall be paid over to the Trustee and be applied as set forth in ARTICLE XV hereof.

      SECTION 6.2. INSURANCE AFTER COMPLETION. The Tenant shall, prior to or simultaneously with the expiration of the insurance provided for in SECTION 6.1 and throughout the Basic Term, at its sole cost and expense, (a) keep the Project constantly insured against loss or damage by fire, lightning and all other risks covered by the broadest form extended coverage insurance endorsement then in use in the State in an amount equal to the Full Insurable Value thereof (subject to reasonable loss deductible provisions), (b) maintain general accident and public liability insurance pursuant to the requirements set forth in SECTION 6.1(A) of this Lease and (c) business interruption insurance in an amount not less than 12 months of Basic Rent payments.

      SECTION 6.3. GENERAL INSURANCE PROVISIONS.

      (a) Copies of the insurance policies required under this Article, or originals or certificates or acceptable binders thereof, each bearing notations evidencing payment of the premiums or other evidence of such payment satisfactory to the Issuer, shall be delivered by the Tenant to the Issuer and the Trustee within ten (10) days following the execution hereof and at least thirty (30) days prior to the expiration dates of any expiring policies. All policies of such insurance and all renewals thereof shall name the Tenant as the insured and the Issuer and the Trustee as additional named insureds as their respective interests may appear, shall contain a provision that such insurance may not be cancelled or amended by the issuer thereof without at least thirty
(30) days' written notice to the Issuer, the Tenant and the Trustee and shall be payable to the Issuer, the Tenant and Trustee as their respective interests appear. The Issuer and the Tenant each hereby agree to do anything necessary, be it the endorsement of checks or otherwise, to cause any such payment to be made to the Trustee, as long as such payment is required by this Lease to be made to the Trustee. Any charges made by the Trustee for its services shall be paid by the Tenant.

      (b) Each policy of insurance hereinabove referred to shall be issued by a nationally recognized responsible insurance company qualified under the laws of the State to assume the risks covered therein except that the Tenant may be self-insured as to any required insurance coverages with the consent of the Issuer and the Trustee, which consent will not be unreasonably withheld.

      (c) Certificates of insurance evidencing the insurance coverages herein required shall be filed with the Trustee continuously during the term of this Lease.

      (d) Each policy of insurance hereinabove referred to may be subject to a reasonable deductible in an amount approved by the Trustee.

      (e) Each policy of insurance required herein may be provided through blanket policies of insurance maintained by the Tenant.

      SECTION 6.4. TITLE INSURANCE. On or prior to the date of issuance and delivery of the Bonds by the Issuer, the Tenant shall purchase a policy of or an endorsement to owner's title insurance, insuring fee simple title to the Project in the Issuer, subject to Permitted Encumbrances, deleting the survey exception and the coinsurance provisions of the policy, in an amount equal to the maximum insurable value thereof for title insurance purposes. The Tenant shall deliver copies of such policy to the Trustee on or before the date of issuance of the Bonds. The Issuer and the Tenant agree that any and all proceeds received therefrom during the Basic Term (a) if received before the completion of the Project, shall be paid into and become a part of the Project Fund, (b) if received thereafter but before the Bonds and interest thereon have been paid in full, shall be paid into and become a part of the Debt Service Fund, and (c) if received after the Bonds, premium, if any, and interest thereon have been paid in full, shall belong and be paid to the Tenant.

                                  ARTICLE VII

                                   IMPOSITIONS

      SECTION 7.1. IMPOSITIONS. The Tenant shall, during the Term, bear, pay and discharge, before the delinquency thereof, any and all Impositions. In the event any Impositions may be lawfully paid in installments, the Tenant shall be required to pay only such installments thereof as become due and payable during the Term as and when the same become due and payable. The Tenant shall indemnify and hold harmless the Issuer from any and all Impositions due and payable during the Term and any costs and expenses incurred by the Issuer in connection therewith.

      SECTION 7.2. RECEIPTED STATEMENTS. Unless the Tenant exercises its right to contest any Impositions in accordance with SECTION 7.4 hereof, the Tenant shall, within thirty (30) days after the last day for payment (without penalty or interest) of an Imposition which the Tenant is required to bear, pay and discharge such Imposition pursuant to the terms hereof and deliver to the Issuer a photostatic or other suitable copy of the statement issued therefor duly receipted to show the payment thereof.

      SECTION 7.3. THE ISSUER MAY NOT SELL ITS OWNERSHIP INTEREST. The Issuer covenants that, unless the Tenant is in default under this Lease it will not, without the Tenant's written consent, unless required by law, sell or otherwise part with or encumber its fee or other ownership interest in the Project at any time during the Term.

      SECTION 7.4. CONTEST OF IMPOSITIONS. The Tenant shall have the right, in its own or the Issuer's name or both, to contest the validity or amount of any Imposition by appropriate legal proceedings instituted at least ten (10) days before the Imposition complained of becomes delinquent if, and provided, that the Tenant (a) before instituting any such contest, shall give the Issuer written notice of its intention to do so and, if requested in writing by the Issuer, shall deposit with the Trustee a surety bond of a surety company acceptable to the Issuer as surety, in favor of the Issuer, or cash, in a sum of at least the amount of the Imposition so contested, assuring the payment of such contested Impositions together with all interest and penalties to accrue thereon and court costs, (b) diligently prosecutes any such contest and at all times effectively stays or prevents any official or judicial sale therefor, under execution or otherwise, and (c) promptly pays any final judgment enforcing the Imposition so contested and thereafter promptly procures record release or satisfaction thereof. The Tenant shall indemnify and hold harmless the Issuer from any costs and expenses the Issuer may incur related to any such contest.

                                  ARTICLE VIII

                       USE AND MAINTENANCE OF THE PROJECT

      SECTION 8.1. USE OF PROJECT. Subject to the provisions of this Lease, the Tenant shall have the right to use the Project for any and all purposes allowed by law and contemplated by the Constitution of the State and the Act. The Tenant shall comply with all statutes, laws, ordinances, orders, judgments, decrees, regulations, directions and requirements of all federal, state, local and other governments or governmental authorities, now or hereafter applicable to the Project or to any adjoining public ways, as to the manner of use or the condition of the Project or of adjoining public ways. The Tenant shall comply with the mandatory requirements, rules and regulations of all insurers under the policies required to be carried under the provisions of this Lease. The Tenant shall pay all reasonable costs, expenses, claims, fines, penalties and damages that may in any manner arise out of, or be imposed as a result of, the failure of the Tenant to comply with the provisions of this Section.

      SECTION 8.2. REPAIRS AND MAINTENANCE. The Tenant covenants and agrees that it will, during the Term, keep and maintain the Project and all parts thereof in good condition and repair, including but not limited to the furnishing of all parts, mechanisms and devices required to keep the machinery, equipment and personal property constituting a part of the Project in good mechanical and working order, and that during said period of time it will keep the Project and all parts thereof free from filth, nuisance or conditions unreasonably increasing the danger of fire.

      SECTION 8.3. ENVIRONMENTAL MATTERS. The Tenant is solely responsible for maintaining the Project in compliance with all Environmental Laws. In the event that the Tenant does not expeditiously proceed with any compliance action with respect to the Project lawfully required by any local, state or federal authority under applicable Environmental Law, the Issuer, immediately after notice to the Tenant, may elect (but may not be required) to undertake such compliance. Any moneys expended by the Issuer in efforts to comply with any applicable Environmental Law (including the cost of hiring consultants, undertaking sampling and testing, performing any cleanup necessary or useful in the compliance process and attorneys' fees) shall be due and payable as Additional Rent hereunder with interest thereon at the average rate of interest per annum on the Bonds, plus two (2) percentage points, from the date such cost is incurred. There shall be unlimited recourse to the Tenant to the extent of any liability incurred by the Issuer with respect to any breaches of the provisions of this Section.

      The Tenant shall indemnify the Issuer, the Trustee and the Owners and shall defend and hold them harmless from and against all loss, cost, damage and expense (including, without limitation, attorneys' fees and costs associated incurred in the investigation, defense and settlement of claims) that they may incur, directly or indirectly, as a result of or in connection with the assertion against them or any of them of any claim relating to the presence on, escape or removal from the Project of any hazardous substance or other material regulated by any applicable Environmental Law, or compliance with any applicable Environmental Law, whether before, during or after the term of this Lease, including claims relating to personal injury or damage to property.

      SECTION 8.4. UTILITIES. All utilities and utility services used by the Tenant in, on or about the Project shall be contracted for by the Tenant in the Tenant's own name and paid for by the Tenant, and the Tenant shall, at its sole cost and expense, procure any and all permits, licenses or authorizations necessary in connection therewith; provided, however, during the term of the Sublease all utilities shall be paid for directly by the Subtenant.

      SECTION 8.5. LIABILITY OF TENANT. Anything in this Lease to the contrary notwithstanding, the Tenant shall be liable to the Issuer pursuant to the provisions of this Lease or otherwise, as to any loss or damage which may have been occasioned by the negligence of the Tenant, its agents or employees.

                                   ARTICLE IX

                             SUBLEASE AND ASSIGNMENT

      SECTION 9.1. SUBLEASE BY THE TENANT. The Tenant has entered into the Sublease with the Subtenant. Tenant hereby collaterally assigns all of its right, title and interest in and to the Sublease to the Issuer as collateral for the performance of its obligations under this Lease. Tenant shall cause the Subtenant to execute such agreements as the Trustee may reasonably require to provide all payments of rent to be made by the Subtenant shall be made directly to the Trustee for deposit in the Debt Service Fund. The Issuer hereby consents to the sublease of this Lease to the Subtenant pursuant to the Sublease. The Tenant may not amend the Sublease without the prior written consent of the Issuer and the Trustee.

      SECTION 9.2. ASSIGNMENT OF LEASE. The Tenant shall have the right to assign, transfer or dispose of this Lease or any interest therein or part thereof, with the written consent of the Issuer, for any lawful purpose under the Act; provided, however, the prior written consent of the Issuer shall not be required if such assignee or transferee is an Affiliate. With respect to any assignment (including any assignment to an Affiliate), the Tenant shall comply with the following conditions:

            (1)  Such  assignment  shall  be  in  writing,   duly  executed  and
      acknowledged by the assignor and in proper form for recording;

            (2) Such assignment shall include the entire then unexpired term of this Lease;

            (3) A duplicate original of such assignment shall be delivered to the Issuer and the Trustee not later than thirty (30) days prior to the proposed effective date, together with an assumption agreement, duly executed and acknowledged by the assignee in proper form for recording, by which the assignee shall assume all of the terms, covenants and conditions of this Lease on the part of the Tenant to be performed and observed;

            (4) At the time of any such assignment there shall be no damage or destruction to the Project which has not been repaired, restored and replaced in accordance with the provisions of this Lease, unless any funds then held by the Tenant for the purposes of such repair, restoration and replacement are simultaneously transferred to the assignee;

            (5) Subtenant shall have delivered to the Trustee in forms satisfactory to the Trustee (i) its written consent to such assignment, transfer or disposition and (ii) an estoppel certificate with respect to there being no defaults or events of default under the Sublease;

            (6) Moody's shall reaffirm the then current rating on the Bonds; and

            (7) There shall be delivered to the Trustee and the Issuer an opinion of counsel that all conditions precedent to such assignment have been satisfied.

      Upon the satisfaction of the conditions set forth herein, the assignor shall be relieved of all further liability occurring on and after the effective date of such assignment, provided, however, such assignment shall not relieve the assignor of its obligations pursuant to SECTION 10.2.

                                    ARTICLE X

                              ADDITIONAL COVENANTS

      SECTION 10.1. SURRENDER OF POSSESSION. Upon accrual of the Issuer's right of re-entry as the result of the Tenant's default hereunder or upon the cancellation or termination of this Lease by lapse of time or otherwise (other than as a result of the Tenant's purchase of the Project), the Tenant shall peacefully surrender possession of the Project to the Issuer in good condition and repair, ordinary wear and tear excepted; provided, however, the Tenant shall have the right, prior to or within sixty (60) days after the termination of this Lease, to remove from or about the Project the buildings, improvements, machinery, equipment, personal property, furniture and trade fixtures which the Tenant owns under the provisions of this Lease and which are not a part of the Project. All repairs to and restorations of the Project required to be made because of such removal shall be made by and at the sole cost and expense of the Tenant. All buildings, improvements, machinery, equipment, personal property, furniture and trade fixtures owned by the Tenant and which are not so removed from or about the Project prior to or within sixty (60) days after such termination of this Lease shall become the separate and absolute property of the Issuer.

      SECTION 10.2. INDEMNIFICATION BY THE TENANT. The Tenant shall and hereby covenants and agrees to indemnify, protect, defend and hold harmless the Issuer and the Trustee from and against any and all claims, demands, liabilities and costs, including reasonable attorneys' fees, except those costs which have arisen from the willful misconduct or gross negligence of the Issuer or the Trustee, arising from damage or injury, actual or claimed, of whatsoever kind or character, to property or persons, occurring in, on or about the Project during the Term hereof, and upon timely written notice from the Issuer or the Trustee, the Tenant shall defend the Issuer and the Trustee in any action or proceeding brought thereon; provided, however, that nothing contained in this Section shall be construed as requiring the Tenant to indemnify the Issuer or the Trustee for any claim resulting from any act or omission of the Issuer or the Trustee, or their respective agents and employees.

      SECTION 10.3. CONTINUING DISCLOSURE. The Tenant hereby covenants and agrees that it will comply with and carry out all of the provisions of the Continuing Disclosure Agreement dated as of February 1, 2001 among the Trustee and the Tenant. Notwithstanding any other provision of this Lease, failure of the Tenant to comply with such Continuing Disclosure Agreement shall not be considered a Lease Event of Default under this Lease; however, the Trustee may (and, at the request of the Owners of at least 25% aggregate principal amount in Outstanding Bonds, shall) or any Owner or Beneficial Owner (as hereinafter defined) may take such actions as may be necessary and appropriate, including seeking specific performance by court order, to cause the Tenant to comply with its obligations under this Section. For purposes of this Section, "BENEFICIAL OWNER" means any person which has the power, directly or indirectly, to vote or consent with respect to, or to dispose of ownership of, any Bonds (including persons holding Bonds through nominees, depositories or other intermediaries).

      SECTION 10.4. FINANCIAL STATEMENTS AND ANNUAL BUDGET.

      (a) So long as any Bonds are Outstanding and unpaid and subject to the terms of the Indenture, the Tenant shall furnish or cause to be furnished to the Trustee, the Issuer and the Series 2001 Placement Agent, as soon as practicable after the end of each fiscal year and in any event within One Hundred and Eighty
(180) days thereafter, duplicate copies of the financial statements of the Tenant prepared by a certified public accountant or a firm of certified public accountants, which accountant or accountants shall be of recognized standing selected by the Tenant. Such financial statements shall set forth in comparative form the figures for the previous fiscal year and such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (except for any change in accounting principles with which such public accountants concur) and the examination of such accountants in connection with such financial statements shall be made in accordance with generally accepted auditing standards, and accordingly include such tests of the accounting records and such other auditing procedures as considered necessary in the circumstances.

      (b) No later than 30 days prior to the end of each calendar year, the Tenant shall submit to the Trustee and the Series 2001 Placement Agent the Annual Budget for the following calendar year shown on a monthly basis. The Annual Budget shall be certified by the manager of the Tenant as true and correct and shall include the estimated revenues and expenses of the Project by category for the following year. In addition, the Annual Budget shall include the monthly amounts to be deposited into the Tax and Insurance Fund.

      SECTION 10.5. INVESTMENT TAX CREDIT; DEPRECIATION. The Tenant shall be entitled to claim the full benefit of (a) any investment credit against federal or state income tax allowable with respect to expenditures of the character contemplated hereby under any federal or state income tax laws now or from time to time hereafter in effect, and (b) any deduction for depreciation with respect to the Project from federal or state income taxes. The Issuer agrees that it will upon the Tenant's request execute all such elections, returns or other documents which may be reasonably necessary or required to more fully assure the availability of such benefits to the Tenant.

      SECTION 10.6. SECURITY INTERESTS. The Issuer and the Tenant agree to execute and deliver all instruments (including financing statements and statements of continuation thereof) necessary for perfection of and continuance of the security interest of the Issuer in and to the Project. The Tenant shall file or cause to be filed all such instruments required to be so filed and shall continue or cause to be continued the liens of such instruments for so long as the Bonds shall be Outstanding.

      SECTION 10.7. ADDITIONAL COVENANTS OF THE TENANT.

      (a) The Tenant shall construct and operate the Project in accordance with all applicable federal, state and local laws, ordinances, rules and regulations and all agreements and instruments to which it is a party or by which it is bound.

      (b) The Tenant shall not sell, transfer, convey, encumber or otherwise dispose of the Project or any part thereof during the Term except as provided in this Lease and the Sublease, and the Tenant hereby further agrees that any sale, transfer or other disposition of the Project in violation hereof or thereof shall be null, void and without effect, shall cause a reversion of title to the Tenant and shall be ineffective to relieve the Tenant of its obligations under this Lease.

      (c) The Tenant shall not demolish any part of the Project except in accordance with the Plans and Specifications or substantially remove from the Project any real or personal property.

      (d) The Tenant acknowledges that it has reviewed the provisions of the Indenture. By the execution and delivery of this Lease, the Tenant approves the Indenture and agrees to be bound by all provisions thereof applicable to the Tenant.

      (e) The Tenant shall not execute any other agreement with provisions contradictory to, or in opposition to, the provisions hereof, and in any event, the requirements of this Lease are paramount and controlling as to the rights and obligations herein set forth and supersede any other requirements in conflict herewith.

      (f) If the Tenant becomes aware of any circumstance, event or condition which would result in the interest on the Bonds becoming subject to Kansas income taxation, the Tenant shall promptly give written notice thereof to the Issuer, the Trustee and the Series 2001 Placement Agent.

      (g) Tenant shall cause all payments to be made by Subtenant under the Sublease to be paid directly to the Trustee for deposit into the Revenue Fund. If Tenant shall at any time receive all or any part of a payment made by Subtenant under the Sublease, the Tenant shall immediately deliver such funds to the Trustee for deposit into the Revenue Fund.

      SECTION 10.8. ADDITIONAL COVENANTS OF THE ISSUER. Except as otherwise provided herein or in the Indenture, the Issuer shall not during the Term, in whole or in part, assign, lease, hypothecate or otherwise create any other interest in, or dispose of, or cause or permit any lien, claim or encumbrance to be placed against, the Project, except this Lease, the Sublease and the pledge of the Project pursuant to the Indenture.

                                   ARTICLE XI

                       REMOVAL OF MACHINERY AND EQUIPMENT;
                           IMPROVEMENTS TO THE PROJECT

      SECTION  11.1.  REMOVAL,  DISPOSITION  AND  SUBSTITUTION  OF MACHINERY AND
EQUIPMENT. The Tenant shall have the right, provided the Tenant is not in default in the payment of Basic Rent and Additional Rent, to remove and sell or otherwise dispose of (any such removal, sale or disposition referred to in this Section as a "REMOVAL") any machinery and equipment which constitutes a part of the Project and which is no longer used by the Tenant or, in the opinion of the Tenant, is no longer suitable for use by the Tenant in its operations (whether by reason of changed processes, changed techniques, obsolescence, depreciation or otherwise), subject, however, to the following conditions:

            (a) With respect only to such items of machinery and equipment that originally cost $25,000 or more:

                  (i) Prior to any  Removal,  the  Tenant  shall  deliver to the
            Trustee a certificate signed by the Authorized Tenant Representative
            (A) containing a complete description, including the make, model and serial numbers, if any, of any machinery and equipment constituting a part of the Project which it proposes to so remove, (B) stating the reason for such Removal, (C) stating what disposition, if any, of the machinery and equipment is to be made by the Tenant after such Removal and the names of the party or parties to whom such disposition is to be made and the consideration to be received by the Tenant therefor, if any, and (D) setting forth the original cost and the current fair market value of such machinery and equipment; provided, however, that in no event shall the current fair market value of such machinery and equipment be less than the consideration to be received by the Tenant upon the disposition thereof be less than the current fair market value.

                  (ii) Prior to any such Removal, the Tenant shall pay the current fair market value of such machinery and equipment as set forth in said certificate to the Trustee and the Trustee shall deposit such amount in the Debt Service Fund.

                  (iii) The  Tenant  may  remove  any  machinery  and  equipment constituting a part of the Project without first complying with the provisions of subparagraph (ii) above so long as the Tenant promptly replaces any such machinery and equipment so removed with machinery and equipment of the same or a different kind but which are capable of performing the same function, efficiently, as the machinery and equipment so removed, and the machinery and equipment so acquired by the Tenant to replace such machinery and equipment shall be deemed a part of the Project. Within thirty (30) days after any such replacement by the Tenant, the Tenant shall deliver to the Trustee a certificate of the Authorized Tenant Representative setting forth a complete description, including make, model and serial numbers, if any, of the machinery and equipment which the Tenant has acquired to replace the machinery and equipment so removed by the Tenant, the cost thereof and a statement that said machinery and equipment have been installed.

            (b) With respect to items of machinery and equipment that originally cost less than $25,000, the Tenant shall deliver to the Trustee a certificate setting forth the facts provided for in subparagraph (a)(i) above. In no event shall the Tenant annually remove items of machinery and equipment having an aggregate original cost of more than $100,000 pursuant to this subsection (b).

      All machinery and equipment constituting a part of the Project that is removed by the Tenant pursuant to this Section shall become the absolute property of the Tenant and may be sold or otherwise disposed of by the Tenant without accounting to the Issuer with respect thereto. In all cases, the Tenant shall pay all the costs and expenses of any such Removal and shall immediately repair at its expense all damage to the Project caused thereby. The Tenant's rights under this Article to remove machinery and equipment constituting a part of the Project is intended only to permit the Tenant to maintain an efficient operation by the Removal of such machinery and equipment no longer suitable to the Tenant's use for any of the reasons set forth in this paragraph and such right is not to be construed to permit a Removal under any other circumstances and shall not be construed to permit the wholesale Removal of such machinery and equipment by the Tenant.

      SECTION 11.2. ADDITIONS, IMPROVEMENTS, MODIFICATIONS AND ALTERATIONS TO THE PROJECT. The Tenant shall have and is hereby given the right, at its sole cost and expense, to make such additions, improvements, modifications, and alterations in and to any part of the Project as the Tenant from time to time may deem necessary or advisable; provided, however, the Tenant shall not make any additions, improvements, modifications or alterations which will adversely affect the operation of the Project or substantially reduce its value. All additions, improvements, modifications and alterations made by the Tenant pursuant to the authority of this Section shall (a) be made in a workmanlike manner and in strict compliance with all laws and ordinances applicable thereto,
(b) when commenced, be prosecuted to completion with due diligence, and (c) when completed, shall be deemed a part of the Project; provided, however, that additions of machinery, equipment or personal property of the Tenant, not purchased or acquired from funds deposited with the Trustee hereunder and not constituting a part of the Project shall remain the separate property of the Tenant and may be removed by the Tenant prior to termination of this Lease; provided further, however, that all such additional machinery, equipment or personal property which remain in the Project after the termination of this Lease for any cause other than the purchase of the Project pursuant to ARTICLE XIII hereof shall, upon and in the event of such termination, become the separate and absolute property of the Issuer.

      SECTION 11.3. ADDITIONAL IMPROVEMENTS ON THE LAND. The Tenant shall have and is hereby given the right, at its sole cost and expense, to construct on the Land or within areas occupied by the Improvements, or in airspace above the Project, such additional buildings and improvements as the Tenant may from time to time deem necessary or advisable. All additional buildings and improvements constructed by the Tenant pursuant to the authority of this Section shall, during the Term, remain the property of the Tenant and may be added to, altered or razed and removed by the Tenant at any time during the Term. The Tenant covenants and agrees (a) to make all repairs and restorations, if any, required to be made to the Project because of the construction of, addition to, alteration or removal of, said additional buildings or improvements, (b) to keep and maintain said additional buildings and improvements in good condition and repair, ordinary wear and tear excepted, (c) to promptly and with due diligence either raze and remove from the Land, in a good, workmanlike manner, or repair, replace or restore such of said additional buildings or improvements as may from time to time be damaged by fire or other casualty, and (d) that all additional buildings and improvements constructed by the Tenant pursuant to this Section which remain in place after the termination of this Lease for any cause other than the purchase of the Project pursuant to ARTICLE XIII hereof shall, upon and in the event of such termination, become the separate and absolute property of the Issuer.

      SECTION 11.4. PERMITS AND AUTHORIZATIONS. The Tenant shall not do or permit others under its control to do any work in or in connection with the Project or related to any repair, rebuilding, restoration, replacement, alteration of or addition to the Project, or any part thereof, unless all requisite municipal and other governmental permits and authorizations shall have first been procured and paid for. All such work shall be done in a good and workmanlike manner and in compliance with all applicable building, zoning and other laws, ordinances, governmental regulations and requirements and in accordance with the requirements, rules and regulations of all insurers under the policies required to be carried under the provisions of this Lease.

      SECTION 11.5. MECHANICS' LIENS.

      (a) The Tenant shall not do or permit anything to be done whereby the Project, or any part thereof, may be encumbered by any mechanics' or other similar lien and if, whenever and so often as any mechanics' or other similar lien is filed against the Project, or any part thereof, the Tenant shall discharge the same of record within thirty (30) days after the date of filing. Notice is hereby given that the Issuer does not authorize or consent to and shall not be liable for any labor or materials furnished to the Tenant or anyone claiming by, through or under the Tenant upon credit, and that no mechanics' or similar lien for any such labor, services or materials shall attach to or affect the reversionary or other estate of the Issuer in and to the Project, or any part thereof.

      (b) Notwithstanding subsection (a) above, the Tenant shall have the right to contest any such mechanics' or other similar lien if within said 30 day period stated above the Tenant (i) notifies the Issuer in writing of its intention so to do, and if requested by the Issuer, deposits with the Trustee a surety bond issued by a surety company acceptable to the Issuer as surety, in favor of the Issuer or cash, in the amount of the lien claim so contested, indemnifying and protecting the Issuer from and against any liability, loss, damage, cost and expense of whatever kind or nature growing out of or in any way connected with said asserted lien and the contest thereof, (ii) diligently prosecutes such contest, at all times effectively staying or preventing any official or judicial sale of the Project or any part thereof or interest therein, under execution or otherwise, and (iii) promptly pays or otherwise satisfies any final judgment adjudging or enforcing such contested lien claim and thereafter promptly procures record release or satisfaction thereof. The Tenant shall indemnify and hold harmless the Issuer from any loss, costs or expenses the Issuer may incur in relation to any such contest. The Issuer shall cooperate fully with the Tenant in any such contest.

                                  ARTICLE XII

                              OPTION TO EXTEND TERM

      SECTION 12.1. OPTION TO EXTEND TERM. The Tenant shall have and is hereby given the right and option, to extend the term of this Lease for the Additional Term provided that (a) the Tenant shall give the Issuer written notice of its intention to exercise each such option at least thirty (30) days prior to the expiration of the Basic Term and (b) the Tenant is not in default hereunder in the payment of Basic Rent or Additional Rent at the time it gives the Issuer such notice or at the time the Additional Term commences. In the event the Tenant exercises such option, the terms, covenants, conditions and provisions set forth in this Lease shall be in full force and effect and binding upon the Issuer and the Tenant during the Additional Term except that the Basic Rent during the Additional Term shall be the sum of $100.00, payable in advance on the first Business Day of the Additional Term.

                                  ARTICLE XIII

                           OPTION TO PURCHASE PROJECT

      SECTION 13.1. OPTION TO PURCHASE PROJECT. Subject to the provisions of this Article, the Tenant shall have the right and option to purchase the Project at any time during the Term. The Tenant shall exercise its aforesaid option by giving written notice of the Tenant's election to exercise its option to the Issuer and, if any of the Bonds shall then be unpaid or provision for their payment shall not have been made in accordance with the provisions of the Indenture, to the Trustee, which notice shall specify the date, time and place of the closing of such purchase, which date (the "PROJECT CLOSING DATE") shall not be earlier than 30 days or later than 90 days after such notice is given; provided, however, that the Tenant may not exercise such option if there has occurred and is continuing any event which, with notice or lapse of time or both, would constitute a Lease Event of Default at the time said notice is given and may not purchase the Project on the Project Closing Date if any such event has occurred and is continuing on such date.

      SECTION 13.2. QUALITY OF TITLE. If the Tenant gives the Issuer notice of its election to purchase the Project as provided in SECTION 13.1, the Issuer shall sell and convey its interests in and to the Project to the Tenant on the Project Closing Date free and clear of all liens and encumbrances whatsoever except (a) those to which the title was subject on the date of the Tenant's conveyance to the Issuer of the Project, or to which title became subject with the Tenant's written consent, or which resulted from any failure of the Tenant to perform any of its covenants or obligations under this Lease, (b) taxes and assessments, general and special, if any, and (c) the rights, titles and interests of any party having condemned or who is attempting to condemn title to, or the use for a limited period of, all or any part of the Project.

      SECTION 13.3. PURCHASE PRICE. The purchase price payable by the Tenant in the event of its exercise of the option granted pursuant to SECTION 13.1 shall be the sum of the following (which the Tenant shall and covenants and agrees to pay in cash at the time of delivery of the Issuer's deed or other instrument or instruments of transfer to the Project to the Tenant as hereinafter provided):

            (a) an amount of money which, when added to the amount then on deposit in the Debt Service Fund and the accounts contained therein, will be sufficient to pay at maturity or to redeem and pay in full (i) the principal of all of the Outstanding Bonds, (ii) all interest due thereon to date of maturity or redemption, whichever first occurs, and (iii) all costs, expenses and premiums incident to the redemption and payment of the Bonds in full, plus

            (b) $100.00.

Nothing in this Article shall release or discharge the Tenant from its duty or obligation under this Lease to make any payment of Basic Rent or Additional Rent which, in accordance with the terms of this Lease, becomes due and payable prior to the Project Closing Date, or its duty and obligation to fully perform and observe all covenants and conditions herein stated to be performed and observed by the Tenant prior to the Project Closing Date.

      SECTION 13.4. CLOSING OF PURCHASE. On the Project Closing Date the Issuer shall deliver to the Tenant its special warranty deed or other appropriate instrument or instruments of conveyance or assignment, properly executed and conveying the Project to the Tenant free and clear of all liens and encumbrances whatsoever except as set forth in the preceding section above or conveying such other title to the Project as may be acceptable to the Tenant, and then and there the Tenant shall pay the full purchase price for the Project as follows:
(a) the amount specified in clause (a) of SECTION 13.3 shall be paid to the Trustee, who shall deposit the same in the Debt Service Fund and shall use the same to pay or redeem the Bonds and the interest thereon as provided in the Indenture, and (b) the amount specified in clause (b) of SECTION 13.3 shall be paid to the Issuer; provided, however, that nothing contained herein shall require the Issuer to deliver its special warranty deed or other appropriate instrument or instruments of assignment or conveyance to the Tenant until after all duties and obligations of the Tenant under this Lease to the date of such delivery have been fully performed and satisfied. Upon the delivery to the Tenant of the Issuer's special warranty deed or other appropriate instrument or instruments of assignment or conveyance and payment of the purchase price by the Tenant, this Lease shall, ipso facto, terminate.

      SECTION 13.5. EFFECT OF FAILURE TO COMPLETE PURCHASE. If, for any reason whatsoever, the purchase of the Project by the Tenant pursuant to valid notice of election to purchase given as aforesaid is not effected on the Project Closing Date, this Lease shall be and remain in full force and effect according to its terms the same as though no notice of election to purchase had been given, except that:

            (a) If such purchase is not effected on the Project Closing Date because of the failure or refusal of the Tenant to fully perform and observe all of the covenants and conditions herein contained on the Tenant's part to be performed or observed to the Project Closing Date, the Tenant shall be deemed to be in default under this Lease and the Issuer shall have such rights and the Tenant shall have such duties and obligations as are stated in ARTICLE XVII hereof with like effect as though written notice of default had been given and any grace period for the correction of such default had expired and said default remains unsatisfied.

            (b) If such purchase is not effected on the Project Closing Date because on said date the Issuer does not have or is unable to convey to the Tenant such title to the Project as the Tenant is required to accept, the Issuer shall use its best efforts to cure any such defect in its title to the Project. In the event the Issuer is unable to cure such defect in its title to the Project, or if the Issuer's failure to close would be a breach of its obligations hereunder, the Tenant shall have the right to cancel this Lease forthwith if, but only if, the principal of and interest on the Bonds and all costs incident to the redemption and payment of the Bonds have been paid in full.

      SECTION 13.6. APPLICATION OF CONDEMNATION AWARDS IF THE TENANT PURCHASES PROJECT. The right of the Tenant to exercise its option to purchase the Project under the provisions of this Article shall remain unimpaired notwithstanding any condemnation of title to, or the use for a limited period of, all or any part of the Project. If the Tenant shall exercise its option and pay the purchase price as provided in this Article, all of the condemnation awards received by the Issuer after the payment of said purchase price, less all attorneys' fees and other expenses and costs incurred by the Issuer in connection with such condemnation, shall belong and be paid to the Tenant.

      SECTION 13.7. OBLIGATION TO PURCHASE PROJECT. The Tenant hereby agrees to purchase the Project from the Issuer, and the Issuer hereby agrees to sell the Project to the Tenant, for the sum of $100.00 at the expiration of the Term, following full payment of the Bonds or provision for payment thereof having been made in accordance with the provisions of the Indenture.

                                  ARTICLE XIV

                 OPTION TO PURCHASE UNIMPROVED PORTIONS OF LAND

      SECTION 14.1. OPTION TO PURCHASE UNIMPROVED PORTIONS OF LAND. The Tenant shall have and is hereby given the right and option to purchase at any time and from time to time during the Term any vacant part or vacant parts of the unimproved Land constituting a part of the Project; provided, however, the Tenant shall furnish the Issuer with a certificate of the Authorized Tenant Representative, dated not more than thirty (30) days prior to the date of the purchase and stating that, in the opinion of the Authorized Tenant Representative, (a) the portion of such Land with respect to which the option is exercised is not needed for the operation of the Project for the purposes herein stated and (b) the purchase will not impair the usefulness or operating efficiency or materially impair the value of the Project and will not destroy or materially impair the means of ingress thereto and egress therefrom. The Tenant shall exercise such option by giving written notice of the Tenant's election to exercise its option to the Issuer and, if any of the Bonds shall then be unpaid or provision for their payment shall not have been made in accordance with the provisions of the Indenture, to the Trustee, which notice shall specify (i) the legal description of the portion of the Land with respect to which the Tenant's option is exercised, (ii) the date, time and place of closing of the purchase, which date (the "LAND CLOSING DATE") shall not be earlier than 30 days or later than 90 days after the notice is given, and (iii) the appraised current fair market value of the portions of the Land with respect to which the Tenant's option is exercised, as determined by an independent, qualified appraiser, and which notice shall be accompanied by such report of such appraiser and a certificate signed by the chief executive or chief financial officer of the Tenant stating that no event has occurred and is continuing which, with notice or lapse of time or both, would constitute a Lease Event of Default; provided, however, that the Tenant may not exercise this option if there has occurred and is continuing any event which, with notice or lapse of time or both, would constitute a Lease Event of Default at the time such notice is given and may not purchase said real property on the Land Closing Date if any such event has occurred and is continuing on such date. The option hereby given shall include the right to purchase a perpetual easement for right-of-way to and from the public roadway and the right to purchase such land as is necessary to assure that there will always be access between the real property purchased pursuant to this ARTICLE XIV and the public roadway.

      SECTION 14.2. QUALITY OF TITLE. If the Tenant gives the Issuer notice of its election to purchase a portion of the unimproved Land as provided in SECTION 14.1, the Issuer shall sell and convey to the Tenant the real property described in the Tenant's notice on the Land Closing Date free and clear of all liens and encumbrances whatsoever except (a) those to which the title was subject on the date of commencement of the Term, or to which title became subject with the Tenant's written consent, or which resulted from any failure of the Tenant to perform any of its agreements or obligations under this Lease, (b) taxes and assessments, general or special, if any, and (c) the rights, titles and interests of any party having condemned or who is attempting to condemn title to, or the use for a limited period of, all or any part of the real property described in the Tenant's aforesaid notice.

      SECTION 14.3. PURCHASE PRICE. The purchase price payable by the Tenant in the event of its exercise of the option granted pursuant to SECTION 14.1 shall be an amount equal to the then current fair market value of the real property so purchased, as determined with reference to the independent appraiser's report furnished to the Issuer and, in certain circumstances, the Trustee, pursuant to
SECTION 14.1, which the Tenant shall and covenants and agrees to pay in cash at the time of delivery of the Issuer's special warranty deed as hereinafter provided.

      SECTION 14.4. CLOSING OF PURCHASE. If the Issuer has title to the real property to be purchased by the Tenant pursuant to this ARTICLE XIV free and clear of all liens and encumbrances whatsoever except as stated above or has such other title to the real property as may be acceptable to the Tenant, then on the Land Closing Date, the Issuer shall deliver to the Tenant its special warranty deed, properly executed and conveying the real property to the Tenant free and clear of all liens and encumbrances whatsoever except as stated above, and then and there the Tenant shall pay the aforesaid purchase price, for the real property, such purchase price to be paid to the Trustee for the account of the Issuer and deposited by the Trustee in the Debt Service Fund and shall be used to pay or redeem Bonds on the date the Bonds are first subject to redemption as provided in the Indenture; provided, however, that nothing herein shall require the Issuer to deliver its special warranty deed to the Tenant until after all duties and obligations of the Tenant under this Lease to the date of such delivery have been fully performed and satisfied.

      SECTION 14.5. EFFECT OF PURCHASE ON LEASE. The exercise by the Tenant of the option granted under this ARTICLE XIV and the purchase and sale and conveyance of a portion or portions of the Land constituting a part of the Project pursuant hereto shall in no way whatsoever affect this Lease, and all the terms and provisions hereof shall remain in full force and effect the same as though no notice of election to purchase had been given, and specifically, but not in limitation of the generality of the foregoing, exercise of such option shall not affect, alter, diminish, reduce or abate the Tenant's obligations to pay all Basic Rent and Additional Rent required hereunder.

      SECTION 14.6. EFFECT OF FAILURE TO COMPLETE PURCHASE. If, for any reason whatsoever, the purchase by the Tenant of the real property described in the notice provided by the Tenant pursuant to SECTION 14.1 of this Lease is not effected on the Land Closing Date, this Lease shall be and remain in full force and effect according to its terms the same as though no notice of election to purchase had been given.

                                   ARTICLE XV

                      DAMAGE, DESTRUCTION AND CONDEMNATION

      SECTION 15.1. DAMAGE AND DESTRUCTION.

      (a) If, during the Basic Term, the Project is damaged or destroyed, in whole or in part, by fire or other casualty, the Tenant shall promptly notify the Issuer and the Trustee in writing as to the nature and extent of such damage or loss and whether it is practicable and desirable to rebuild, repair, restore or replace such damage or loss.

      (b) If the Tenant shall determine that such rebuilding, repairing, restoring or replacing is practicable and desirable, the Tenant shall forthwith proceed with and complete with reasonable dispatch such rebuilding, repairing, restoring or replacing of the property damaged or destroyed so as to place the Project in substantially the same condition as existed prior to the event causing such damage or destruction, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Tenant and as will not impair the operating unity or productive capacity of the Project. In such case, any Net Proceeds of casualty insurance required by this Lease and received with respect to any such damage or loss to the Project shall be paid to the Trustee and shall be deposited in the Project Replacement Fund and shall be used and applied for the purpose of paying the cost of such rebuilding, repairing, restoring or replacing such damage or loss. Any amount remaining in the Project Replacement Fund after such rebuilding, repairing, restoring or replacing shall be deposited into the Debt Service Fund.

      (c) If the Tenant shall determine that rebuilding, repairing, restoring or replacing the Project is not practicable and desirable, any Net Proceeds of casualty insurance required by this Lease and received with respect to any such damage or loss to the Project shall be paid into the Debt Service Fund and shall be used to redeem Bonds on the earliest possible redemption date pursuant to
ARTICLE III of the Indenture. The Tenant agrees that it shall be reasonable in exercising its judgment pursuant to this subsection (c).

      (d) The Tenant shall not, by reason of its inability to use all or any part of the Project during any period in which the Project is damaged or destroyed, or is being repaired, rebuilt, restored or replaced or by reason of the payment of the costs of such rebuilding, repairing, restoring or replacing, be entitled to any reimbursement or any abatement or diminution of the Basic Rent or Additional Rent payable by the Tenant under this Lease or of any other obligations of the Tenant under this Lease except as expressly provided in this Section.

      (e) Anything in this Article to the contrary notwithstanding, the Issuer and Trustee shall have the right at any time and from time to time to withhold payment of all or any part of the Net Proceeds attributable to damage or destruction of the Project to the Tenant or any third party from the Project Replacement Fund if a Lease Event of Default has occurred and is continuing, or the Issuer or Trustee has given notice to the Tenant of any Default which, with the passage of time, will become a Lease Event of Default. In the event the Tenant shall cure any Defaults specified herein, the Trustee may make payments from the Net Proceeds to the Tenant in accordance with the provisions of this Article. However, if this Lease is terminated or the Issuer or the Trustee otherwise re-enters and takes possession of the Project without terminating this Lease, the Trustee shall pay all the Net Proceeds held by it in the Project Replacement Fund into the Debt Service Fund, and all rights of the Tenant in and to such Net Proceeds shall cease.

      SECTION 15.2. CONDEMNATION.

      (a) If, during the Basic Term, title to, or the temporary use of, all or any part of the Project shall be condemned by any authority exercising the power of eminent domain, the Tenant shall, within ninety (90) days after the date of entry of a final order in any eminent domain proceedings granting condemnation, notify the Issuer and the Trustee in writing as to the nature and extent of such condemnation and whether it is practicable and desirable to acquire or construct substitute improvements.

      (b) If the Tenant shall determine that such substitution is practicable and desirable, the Tenant shall forthwith proceed with and complete with reasonable dispatch the acquisition or construction of such substitute improvements, so as to place the Project in substantially the same condition as existed prior to the exercise of such power of eminent domain, including the acquisition or construction of other improvements suitable for the Tenant's operations of the Project. In such case, any Net Proceeds received from any award or awards with respect to the Project or any part thereof made in such condemnation or eminent domain proceeds shall be paid to the Trustee and shall be deposited in the Project Replacement Fund and shall be used and applied for the purpose of paying the cost of such substitution. Any amount remaining in the Project Replacement Fund after such acquisition or construction shall be deposited into the Debt Service Fund. If such Net Proceeds are not sufficient to pay in full the costs of such substitution, the Tenant shall nonetheless complete the work thereof and shall pay that portion of the costs thereof in excess of the amount of such Net Proceeds.

      (c) If the Tenant shall determine that it is not practicable and desirable to acquire or construct substitute improvements, any Net Proceeds of condemnation awards received by the Tenant shall be paid into the Debt Service Fund and shall be used to redeem Bonds on the earliest possible redemption date pursuant to ARTICLE III of the Indenture. The Tenant agrees that it shall be reasonable in exercising its judgment pursuant to this subsection (c).

      (d) The Tenant shall not, by reason of its inability to use all or any part of the Project during any such period of restoration or acquisition nor by reason of the payment of the costs of such restoration or acquisition, be entitled to any reimbursement or any abatement or diminution of the Basic Rent or Additional Rent payable by the Tenant under this Lease nor of any other obligations hereunder except as expressly provided in this Section.

      (e) The Issuer shall cooperate fully with the Tenant in the handling and conduct of any prospective or pending condemnation proceedings with respect to the Project or any part thereof. In no event will the Issuer voluntarily settle or consent to the settlement of any prospective or pending condemnation proceedings with respect to the Project or any part thereof without the written consent of the Tenant.

                                  ARTICLE XVI

                            TERMINATION BY REASON OF
                             CHANGE OF CIRCUMSTANCES

      SECTION 16.1 TERMINATION BY REASON OF CHANGE OF CIRCUMSTANCES. If, at any time during the Basic Term, a Change of Circumstances occurs, then and in such event the Tenant shall have the option to terminate this Lease by giving the Issuer notice of such termination within ninety (90) days after the Tenant has actual knowledge of the event giving rise to such option; provided, however, that such termination shall not become effective unless and until none of the Bonds are Outstanding.

                                  ARTICLE XVII

                               REMEDIES ON DEFAULT

      SECTION 17.1 REMEDIES ON DEFAULT. Whenever any Lease Event of Default shall have occurred and be continuing, the Issuer may take any one or more of the following remedial actions:

            (a) by written notice to the Tenant upon acceleration of maturity of the Bonds as provided in the Indenture, the Trustee may declare the aggregate amount of all unpaid Basic Rent or Additional Rent then or thereafter required to be paid under this Lease by the Tenant to be immediately due and payable, whereupon the same shall become immediately due and payable by the Tenant;

            (b) give the Tenant written notice of intention to terminate this Lease on a date specified therein, which date shall not be earlier than ten (10) days after such notice is given and, if all defaults have not then been cured on the date so specified, the Tenant's rights to possession of the Project shall cease, and this Lease shall thereupon be terminated, and the Issuer may reenter and take possession of the Project; or

            (c) without terminating the Term hereof, or this Lease, conduct inspections or an Environmental Assessment of the Project, re-enter the Project or take possession thereof pursuant to legal proceedings or pursuant to any notice provided for by law, and having elected to re-enter or take possession of the Project without terminating the Term or this Lease, the Issuer shall use reasonable diligence to relet the Project, or parts thereof, for such term or terms and at such rental and upon such other terms and conditions as the Issuer may deem advisable, with the right to make alterations and repairs to the Project, and no such re-entry or taking of possession of the Project by the Issuer shall be construed as an election on the Issuer's part to terminate this Lease, and no such re-entry or taking of possession by the Issuer shall relieve the Tenant of its obligation to pay Basic Rent or Additional Rent (at the time or times provided herein), or of any of its other obligations under this Lease, all of which shall survive such re-entry or taking of possession, and the Tenant shall continue to pay the Basic Rent and Additional Rent provided for in this Lease until the end of the Term, whether or not the Project shall have been relet. The net proceeds, if any, of any reletting of the Project after deducting all of the Issuer's expenses incurred in connection with such reletting, including without limitation, all repossession costs, brokerage commissions, legal expenses, expenses of employees, alteration costs and expenses of preparation of the Project for reletting, shall be deposited in the Debt Service Fund for payment of principal of, premium, if any, and interest on the Bonds.

      If the Issuer elects to re-enter or take possession of the Project pursuant to subsection (c) hereunder, the Issuer may (subject, however, to any restrictions against termination of this Lease in the Indenture), by notice to the Tenant given at any time thereafter while the Tenant is in default in the payment of Basic Rent or Additional Rent or in the performance of any other obligation under this Lease, elect to terminate this Lease in accordance with subsection (b) hereunder If, in accordance with any of the foregoing provisions of this Article, the Issuer shall have the right to elect to re-enter and take possession of the Project, the Issuer may enter and expel the Tenant and those claiming through or under the Tenant and remove the property and effects of both or either (forcibly if necessary) without being guilty of any manner of trespass and without prejudice to any remedies for arrears of Basic Rent or Additional Rent or preceding breach of covenant.

      SECTION 17.2. SURVIVAL OF OBLIGATIONS. The Tenant covenants and agrees with the Issuer and the Owners that until the Bonds and the interest thereon and premium, if any, are paid in full or provision made for the payment thereof in accordance with the Indenture, its obligations under this Lease shall survive the cancellation and termination of this Lease, for any cause, and that the Tenant shall continue to pay Basic Rent and Additional Rent and perform all other obligations provided for in this Lease, all at the time or times provided in this Lease.

      SECTION 17.3. PERFORMANCE OF THE TENANT'S OBLIGATIONS BY THE ISSUER. If the Tenant shall fail to keep or perform any of its obligations as provided in this Lease, then the Issuer may (but shall not be obligated to), upon the continuance of such failure on the Tenant's part for ninety (90) days after notice of such failure is given to the Tenant by the Issuer or the Trustee, and without waiving or releasing the Tenant from any obligation hereunder, as an additional but not exclusive remedy, make any such payment or perform any such obligation, and the Tenant shall reimburse the Issuer for all sums so paid by the Issuer and all necessary or incidental costs and expenses incurred by the Issuer in performing such obligations upon demand as Additional Rent. If such Additional Rent is not so paid by the Tenant, the Issuer shall have the same rights and remedies provided for in SECTION 17.1 in the case of default by the Tenant in the payment of Rental Payments.

                                 ARTICLE XVIII

                            MISCELLANEOUS PROVISIONS

      SECTION 18.1. RIGHTS AND REMEDIES. The rights and remedies conferred upon or reserved to the Issuer and the Tenant hereunder and those provided by law shall be construed as cumulative and continuing rights and shall be in addition to every other right or remedy given under this Lease or hereafter existing at law or in equity or by statute, subject to the provisions of the Indenture. No right or remedy shall be exhausted by the exercise thereof on one or more occasions. No delay or omission in exercising any right or remedy shall impair any such right or remedy or shall be construed as a waiver thereof. The Issuer and the Tenant shall each be entitled to specific performance and injunctive or other equitable relief for any breach or threatened breach of any of the provisions of this Lease, and each party hereby waives the right to raise such defense in any proceeding in equity.

      SECTION 18.2. WAIVER OF BREACH. No waiver of any breach of any covenant or agreement herein contained shall operate as a waiver of any subsequent breach of the same covenant or agreement or as a waiver of any breach of any other covenant or agreement, and in case of a breach by either party of any covenant, agreement or undertaking, the nondefaulting party may nevertheless accept from the other any payment or payments or performance hereunder without in any way waiving its right to exercise any of its rights and remedies provided for herein or otherwise with respect to any such default or defaults which were in existence at the time such payment or payments or performance were accepted by it.

      SECTION 18.3. THE ISSUER SHALL NOT UNREASONABLY WITHHOLD CONSENTS AND APPROVALS. Wherever in this Lease it is provided that the Issuer shall, may or must give its approval or consent, or execute supplemental agreements, exhibits or schedules, the Issuer shall not unreasonably, arbitrarily or unnecessarily withhold, condition or delay or refuse to give such approvals or consents or refuse to execute such supplemental agreements, exhibits or schedules.

      SECTION 18.4. AMENDMENTS. This Lease may be amended, changed or modified in the following manner:

            (a) With respect to an amendment, change or modification which reduces the Basic Rent or Additional Rent, or any amendment which reduces the percentage of Owners whose consent is required for any such amendment, change or modification, by an agreement in writing executed by the Issuer and the Tenant and consented to in writing by the Owners of 100% of the aggregate principal amount of the Bonds then Outstanding;

            (b) With respect to any other amendment, change or modification which will materially adversely affect the security or rights of the Owners, by an agreement in writing executed by the Issuer and the Tenant and consented to in writing by the Owners of a majority of the aggregate principal amount of the Bonds then Outstanding; and

            (c) With respect to all other amendments, changes, or modifications, by an agreement in writing executed by the Issuer and the Tenant.

At least thirty (30) days prior to the  execution of any  agreement  pursuant to
(c) above, the Issuer and the Tenant shall furnish the Trustee and the Series 2001 Placement Agent with a copy of the amendment, change or modification proposed to be made.

      SECTION 18.5. NOTICES. All notices required or desired to be given hereunder shall be in writing and shall be mailed by registered or certified mail to the appropriate Notice Address. All notices given by certified or registered mail as aforesaid shall be deemed duly given as of the date they are so mailed.

      SECTION 18.6. CONSTRUCTION AND ENFORCEMENT. This Lease shall be construed and enforced in accordance with the laws of the State. The provisions of this Lease shall be applied and interpreted in accordance with the rules of interpretation set forth in the Indenture. Wherever in this Lease it is provided that either party shall or will make any payment or perform or refrain from performing any act or obligation, each such provision shall, even though not so expressed, be construed as an express covenant to make such payment or to perform, or not to perform, as the case may be, such act or obligation.

      SECTION 18.7. SEVERABILITY. If, for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

      SECTION 18.8. SUCCESSORS AND ASSIGNS. The covenants, agreements and conditions herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      SECTION 18.9. HEADINGS. The article and section headings hereof are for convenience of reference only and shall not be treated as a part of this Lease or as affecting the true meaning of the provisions hereof.

      SECTION 18.10. COUNTERPARTS. This Lease may be executed simultaneously in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      SECTION 18.11. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Kansas.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                        UNIFIED GOVERNMENT OF
                                        WYANDOTTE COUNTY/KANSAS CITY, KANSAS


                                        By: /s/ Carol Marinovich
                                            ------------------------------------
                                        Name:  Carol Marinovich
                                        Title: Mayor/CEO
(Seal)

ATTEST:


/s/ Donna M. Teasley
------------------------------------
Name:  Donna M. Teasley
Title: Deputy Unified Government Clerk

                                 ACKNOWLEDGMENT

STATE OF KANSAS                 )
                                )  SS:
COUNTY OF ____________________  )

      BE IT REMEMBERED, that on this 1 day of February, 2001, before me, the undersigned, a Notary Public in and for said State, came Carol Marinovich, Mayor/CEO of the Unified Government of Wyandotte County/Kansas City, Kansas, and Donna M. Teasley, Deputy Unified Government Clerk of said Unified Government, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed, as such officers, the within instrument on behalf of said Unified Government, and such persons duly acknowledged the execution of the same to be the act and deed of said Unified Government.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.


                                        /s/ Linda Kincaid
                                        ----------------------------------------
                                        Notary Public in and for said State

My Appointment expires: 07/01/2004.

Lease
EPA Laboratory - 2001

                                        KANSAS EPA LABORATORY, LLC


                                        By: /s/ Daniel Carr
                                            ------------------------------------
                                            Name:  Daniel Carr
                                            Title: Member

                                 ACKNOWLEDGMENT

STATE OF KANSAS                 )
                                )  SS:
COUNTY OF ____________________  )

      BE IT REMEMBERED that on this 5 day of February, 2001, before me, the undersigned, a Notary Public in and for said State, came Daniel Carr, a member of Kansas EPA Laboratory, LLC, a Missouri limited liability company duly organized and existing under and by virtue of the laws of said state, who is personally known to me to be such member, and who is personally known to me to be the same person who executed, as such manager, the within instrument on behalf of said company, and such person duly acknowledged the execution of the same to be the act and deed of said company.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.


                                        /s/ Paula G. Stalzer
                                        ----------------------------------------
                                        Notary Public in and for said State


My Appointment expires 07/22/2002.


Lease
EPA Laboratory - 2001

                                  Schedule I-1